As Filed with the Securities and Exchange Commission on July 9, 2008

                                                                                                                                                   Registration No. 333- ________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

____________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

____________________

 CHYRON CORPORATION

(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	11-2117385 (I.R.S. Employer Identification No.)

Chyron Corporation

5 Hub Drive

Melville, New York 11747

(Address of Principal Executive Offices and Zip Code)

____________________

Chyron Corporation 2008 Long-Term Incentive Plan

(Full title of the plan)

____________________

Mr. Jerry Kieliszak

Senior Vice President and Chief Financial Officer

Chyron Corporation

5 Hub Drive

Melville, New York 11747

 (Name and Address of Agent for Service)

(631) 845-2000

(Telephone number, including area code, of agent for service)

____________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [x]

Copies to

Robert S. Matlin, Esq.

K&L Gates LLP

599 Lexington Avenue

New York, NY  10022

Telephone (212) 536-3900

Facsimile (212) 536-3901

____________________

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.01 per share, subject to outstanding stock options under the 2008 Long-Term Incentive Plan	351,000	$5.48 (2)	$1,923,480	$75.60
Common Stock, par value $0.01 per share, available for future grants under the 2008 Long-Term Incentive Plan	1,649,000	$5.90(3)	$9,729,100	$382.35
Total	2,000,000		$11,652,580	$457.95

(1)           Pursuant to Rules 416(a) and (b) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the 2008 Long-Term Incentive Plan as set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant's Common Stock. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)           Solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act, the maximum offering price per share with respect to shares being registered hereunder that have already been allocated to options granted under the 2008 Long-Term Incentive Plan, the fee is calculated on the basis of the weighted average price at which such options may be exercised.

(3)           Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act. The fee is calculated on the basis of the average of the high and low prices of the Registrant's common stock on July 8, 2008, as reported on the American Stock Exchange.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this Registration Statement omits the information specified in Part I of Form S-8. The document containing the information specified in Part I of this Registration Statement has been sent or given to eligible employees as specified in Rule 428(b) promulgated under the Securities Act. Such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

                Chyron Corporation (the "Registrant") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports and other information with the Commission. The following documents, which are on file with the Commission, are incorporated herein by reference and made a part hereof:

1.    The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the Commission on March 25, 2008.

2.    The Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 2008, filed with the Commission on May 13, 2008.

3.    The Registrant's Current Reports on Form 8-K, filed with the Commission on January 17, 2008, March 13, 2008, May 8, 2008, May 20, 2008, May 29, 2008 and June 23, 2008.

4.    The Registrant's Definitive Proxy Statement on Schedule 14A, dated March 31, 2008, filed with the Commission on April 2, 2008, relating to the Annual Meeting of Shareholders held on May 14, 2008.

5.    The Registrant's Form 8-A 12B filed with the Commission on October 1, 2007, which contains a description of the class of common stock registered pursuant to the filing of this Registration Statement.

                All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicated that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

                The class of securities to be offered under this Registration Statement is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

                Not applicable.

Item 6.  Indemnification of Directors and Officers.

Our Amended and Restated By-laws provide that we shall indemnify directors and officers, to the fullest extent permitted by applicable law, for all costs reasonably incurred in connection with any action, suit, or proceeding in which such director or officer is made a party by virtue of his or her being an officer or director of our company.

Pursuant to the statutes of the State of New York, a director or officer of a corporation is entitled, under specified circumstances, to indemnification by the corporation against reasonable expenses, including attorneys' fees, incurred by him or her in connection with the defense of a civil or criminal proceeding to which he has been made, or threatened to be made, a party by reason of the fact that he or she was such director or officer. In certain circumstances, indemnity is provided against judgments, fines and amounts paid in settlement. In general, indemnification is available where the director or officer acted in good faith, for a purpose he or she reasonably believed to be in the best interests of the corporation. Specific court approval is required in some cases. The foregoing statement is subject to the detailed provisions of Sections 715, 717 and 723-725 of the New York Business Corporation Law ("BCL").

                We have also entered into indemnity agreements with each of our directors and executive officers. The indemnity agreements provide that directors and executive officers (the "Indemnitees") will be indemnified and held harmless to the fullest possible extent permitted by law including against all expenses (including attorneys' fees), judgments, fines, penalties and settlement amounts paid or incurred by them in any action, suit or proceeding on account of their services as director, officer, employee, agent or fiduciary of us or as directors, officers, employees or agents of any other company or entity at our request. We will not, however, be obligated pursuant to the agreements to indemnify or advance expenses to an indemnified party with respect to any action (1) in which a judgment adverse to the Indemnitee establishes (a) that the Indemnitee's acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material, or (b) that the Indemnitee personally gained in fact a financial profit or other advantage to which he or she was not legally entitled, or (2) which the Indemnitee initiated, prior to a change in control of the Company, against us or any of our directors or officers unless we consented to the initiation of such claim. The indemnity agreements require an Indemnitee to reimburse us for expenses advanced only to the extent that it is ultimately determined that the director or executive officer is not entitled, under section 723(a) of the BCL and the indemnity agreement, to indemnification for such expenses.

                The indemnification provision in our By-laws, and the indemnification agreements entered into between us and the Indemnitees, may be sufficiently broad to permit indemnification of the Indemnitees for liabilities arising under the Securities Act.

                We have purchased directors' and officers' liability insurance insuring our directors and officers against certain liabilities that they may incur in their capacity as directors and officers.

                The indemnification provision in our Amended and Restated By-laws, and the indemnification agreements entered into between us and the Indemnitees, may be sufficiently broad to permit indemnification of the Indemnitees for liabilities arising under the Securities Act of 1933, as amended.

Item 7.  Exemption from Registration Claimed.

                Not applicable.

Item 8. Exhibits.

Exhibit Numbers	Description
4.1

Chyron Corporation 2008 Long-Term Incentive Plan (filed as Appendix I to its Definitive Proxy Statement on Schedule 14A, as filed with the Commission on April 2, 2008 and incorporated herein by reference).

5.1	Opinion of K&L Gates LLP.
23.1	Consent of BDO Seidman, LLP, as independent registered public accountants.
23.2	Consent of K&L Gates LLP (contained in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).

Item 9. Undertakings

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)            To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

                Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melville, State of New York, on this 9th day of July, 2008.

CHYRON CORPORATION

By:	/s/ Michael Wellesley-Wesley
Michael Wellesley-Wesley
President and Chief Executive Officer

By:	/s/ Jerry Kieliszak
Jerry Kieliszak
Senior Vice President, Chief Financial Officer and
Chief Accounting Officer

POWER OF ATTORNEY

                KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Wellesley-Wesley and Jerry Kieliszak, or either of them, as his true and lawful attorney-in-fact and agent, with full power of substitution for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Michael Wellesley-Wesley	President, Chief Executive Officer and
Michael Wellesley-Wesley	Director (Principal Executive Officer	July 9, 2008

/s/ Christopher R. Kelly	Chairman of the Board of Directors	July 9, 2008
Christopher R. Kelly

/s/ Donald P. Greenberg	Director	July 9, 2008
Donald P. Greenberg

/s/ Richard P. Greenthal	Director	July 9, 2008
Richard P. Greenthal

/s/ Eugene M. Weber	Director	July 9, 2008
Eugene M. Weber

/s/ Michael C. Wheeler	Director	July 9, 2008
Michael C. Wheeler

/s/ Peter F. Frey	Director	July 9, 2008
Peter F. Frey

/s/ Roger L. Ogden	Director 7	July 9, 2008
Roger L. Ogden

/s/ Robert A. Rayne	Director	July 9, 2008
Robert A. Rayne

EXHIBIT INDEX

Exhibit Numbers	Description
4.1

Chyron Corporation 2008 Long-Term Incentive Plan (filed as Appendix I to its Definitive Proxy Statement on Schedule 14A, as filed with the Commission on April 2, 2008 and incorporated herein by reference).

5.1	Opinion of K&L Gates LLP.
23.1	Consent of BDO Seidman, LLP, as independent registered public accountants.
23.2	Consent of K&L Gates LLP (contained in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).